Exhibit 1.1

[•] Subordinate Voting Shares

TELUS International (Cda) Inc.

Subordinate Voting Shares

UNDERWRITING AGREEMENT

[•], 2021

[•], 2021

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As representatives of the several underwriters named in Schedule II hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o       Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

TELUS International (Cda) Inc., a corporation incorporated under the Business Corporations Act (British Columbia) (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of [•] subordinate voting shares (the “Firm Shares”), of which [•] subordinate voting shares are to be issued and sold by the Company and [•] subordinate voting shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Baring Selling Shareholder also proposes to sell to the several Underwriters not more than an additional [•] subordinate voting shares (the “Additional Shares”), if and to the extent that J.P. Morgan Securities LLC (“J.P. Morgan”) and Morgan Stanley & Co. LLC (“Morgan Stanley”, and together with J.P. Morgan, “you” or the “Representatives”), as representatives of the several Underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares granted to the Underwriters in Section 3 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The subordinate voting shares of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Subordinate Voting Shares.”  The Subordinate Voting Shares together with the multiple voting shares of the Company are hereinafter referred to as the “Subject Shares.”  The Company and the Selling Shareholders are hereinafter collectively referred to as the “Sellers”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333- 251993), including a preliminary prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement.”

The Company has prepared and filed a preliminary base PREP prospectus, an amended and restated preliminary base PREP prospectus and a second amended and restated preliminary base PREP prospectus relating to the Shares in the English and French languages in accordance with National Instrument 41-101 General Prospectus Requirements (“NI 41-101”) and National Instrument 44-103 Post-Receipt Pricing (“NI 44-103”) for the pricing of securities after the receipt for a prospectus has been obtained (each a “Canadian Preliminary Prospectus” and collectively, the “Canadian Preliminary Prospectuses”) with the British Columbia Securities Commission (the “BCSC”) and with the securities commissions or other securities regulatory authorities (collectively with the BCSC, the “Canadian Securities Commissions”) in each of the provinces and territories of Canada (the “Canadian Qualifying Jurisdictions”) pursuant to the procedures provided for under Multilateral Instrument 11-102 Passport System and National Policy 11-202 Process for Prospectus Reviews in Multiple Jurisdictions (collectively, the “Passport System”).  The Company has obtained preliminary receipts under the Passport System (the “Preliminary Receipts”), issued by the BCSC in its capacity as principal regulator, representing the deemed receipt of each of the other Canadian Securities Commissions except the Ontario Securities Commission (the “OSC”), and evidencing the receipt of the BCSC and the OSC, in respect of each of the Canadian Preliminary Prospectuses.  The Company has also prepared and filed with the BCSC and the other Canadian Securities Commissions a final base PREP prospectus relating to the Shares, omitting the PREP Information (as defined herein) in the English and French languages in accordance with NI 41-101 and NI 44-103 (the “Canadian Final Prospectus”), and has obtained a final receipt under the Passport System (the “Final Receipt”) issued by the BCSC in its capacity as principal regulator, representing the deemed receipt of each of the other Canadian Securities Commissions except the OSC, and evidencing the receipt of the BCSC and the OSC, in each case, in respect of the Canadian Final Prospectus.

The prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “U.S. Prospectus.”  The U.S. Prospectus and the Canadian Supplemented Prospectus (as defined in Section 7(m) hereof) are, collectively, hereinafter referred to as the “Prospectus.”  If the Company has filed an abbreviated registration statement to register additional Subordinate Voting Shares pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale U.S. Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule III hereto, “Time of Sale Prospectus” means, collectively, the Time of Sale U.S. Prospectus and the Canadian Final Prospectus, “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person, “PREP Information” means the information included in the Canadian Supplemented Prospectus that is omitted from the Canadian Final Prospectus and which is deemed under NI 44-103 to be incorporated by reference in the Canadian Final Prospectus as of the date of the Canadian Supplemented Prospectus, and “misrepresentation” means a misrepresentation as defined under Canadian Securities Laws (as defined below).  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Canadian Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein, from time to time.

The Underwriters have agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants” and each, a “Participant”), as set forth in each of the Time of Sale Prospectus and the Prospectus under the heading “Underwriting — Directed Share Program” (the “Directed Share Program”).  The Directed Share Program shall be administered by Morgan Stanley and CIBC World Markets Inc. (“CIBC”). The Shares to be sold by Morgan Stanley and CIBC and their respective affiliates and agents pursuant to the Directed Share Program, at the direction of the Company, are referred to hereinafter as the “Directed Shares”.  Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Sellers hereby confirm their engagement of J.P. Morgan Securities LLC, and J.P. Morgan Securities LLC hereby confirms its agreement with the Sellers to render services as the “qualified independent underwriter” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Shares.

1.             Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission; the Preliminary Receipts have been obtained under the Passport System in respect of the Canadian Preliminary Prospectuses, the Final Receipt has been obtained under the Passport System in respect of the Canadian Final Prospectus and no order or action that would have the effect of ceasing or suspending the distribution of the Shares has been issued by any Canadian Securities Commission and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by any Canadian Securities Commission.

(b)           (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Canadian Preliminary Prospectuses when filed did not contain any misrepresentation and when filed contained full, true and plain disclosure of all material facts relating to the Company and the Shares as required by Canadian Securities Laws (as defined below), (iii) the Canadian Final Prospectus when it was filed did not contain and, as amended, if applicable, will when filed not contain any misrepresentation and when filed contained, and, as amended, if applicable, will when filed contain full, true and plain disclosure of all material facts, in each case, other than the PREP Information, relating to the Company and the Shares as required by Canadian Securities Laws (as defined below), (iv) the Registration Statement and the U.S. Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Canadian Preliminary Prospectuses when filed complied in all material respects with Canadian Securities Laws, (vi) the Canadian Final Prospectus complies and, as amended or supplemented (including for greater certainty, by the Canadian Supplemented Prospectus), will comply in all material respects with Canadian Securities Laws, (vii) the Time of Sale U.S. Prospectus does not, and at the Closing Date (as defined in Section 5), the Time of Sale U.S. Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (viii) each broadly available road show, if any, when considered together with the Time of Sale U.S. Prospectus, and each broadly available road show, if any, when considered together with the Canadian Final Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ix) the Marketing Materials, as of the time of delivery or use thereof, complied or will comply in all material respects with the applicable requirements of Canadian Securities Laws, (x) as of its date and as of the Closing Date, (1) the U.S. Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (2) the Canadian Supplemented Prospectus will not contain any misrepresentation and will contain full, true and plain disclosure of all material facts relating to the Company and the Shares as required by Canadian Securities Laws, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Canadian Preliminary Prospectuses, the Time of Sale Prospectus or the Prospectus (x) based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information contained in the [fourth], [eighth] and [fifteenth] paragraphs under the caption “Underwriting” (the “Underwriter Furnished Information”) or (y) consisting of the names of each Selling Shareholder, the number of offered Shares and the address and other information with respect to each Selling Shareholder (excluding percentages) which appear in the Registration Statement, Canadian Prospectuses, Time of Sale Prospectus, or the Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders” (except for the percentages set forth therein) (the “Selling Shareholder Furnished Information”).

(c)           The Company has complied in all material respects with all applicable securities laws in each of the Canadian Qualifying Jurisdictions, including the respective rules and regulations made thereunder together with applicable published national, multi-jurisdictional or local instruments, policy statements, notices, blanket rulings and orders of the Canadian Securities Commissions, and all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Commissions (collectively, “Canadian Securities Laws”) required to be complied with by the Company to qualify the distribution of the Shares to the public through registrants registered in the applicable categories under Canadian Securities Laws in each of the Canadian Qualifying Jurisdictions, except for the filing of the Canadian Supplemented Prospectus.

(d)           The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e)           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Province of British Columbia, has the corporate power and capacity to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept exists in the relevant jurisdictions) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f)            Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing (to the extent the concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and capacity to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (to the extent such concepts are applicable in such jurisdictions), except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(g)           This Agreement has been duly authorized, executed and delivered by the Company.  The Coattail Agreement (as defined in the Prospectus) has been duly authorized and will be, at the Closing Date, executed and delivered by the Company.

(h)           All necessary action has been taken by the Company to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, including, as applicable, execution and delivery of each of the Canadian Preliminary Prospectuses, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, the delivery of any Marketing Materials, as well as any amendments to any of the foregoing, and the filing or delivery thereof under Canadian Securities Laws in each Canadian Qualifying Jurisdiction.

(i)            As of the Closing Date, the authorized share capital of the Company will conform as to legal matters in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)            All of the outstanding shares of the Company (including the Shares to be sold by the Selling Shareholders) have been duly authorized and are validly issued, fully paid and non-assessable (or, in the case of the Shares to be sold by the Selling Shareholders, have been duly and validly authorized and, as of the Closing Date and upon conversion of multiple voting shares in the capital of the Company, will be duly and validly issued, fully paid and non-assessable).

(k)           As of the date hereof, all necessary corporate action has been taken by the Company to authorize the creation and issuance of the Subordinate Voting Shares, other than the filing of a Notice of Alteration with the B.C. Registrar of Companies.  As of the Closing Date, the Shares will be duly authorized and, when issued (in the case of Shares to be sold by the Company), delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.  The issuance of such Shares will not be subject to any preemptive or similar rights.

(l)            The Shares have been conditionally approved for listing and posting for trading on the Toronto Stock Exchange (the “TSX”), subject only to the satisfaction by the Company of customary conditions imposed by the TSX in similar circumstances.

(m)          The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the articles of the Company, as amended (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the cases of clauses (i) and (iv) for any such contravention that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(n)           No consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as may be required (i) by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and the filing of the Canadian Supplemented Prospectus, and (ii) by FINRA, in each case except that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(o)           There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in each of the Time of Sale Prospectus and the Prospectus.

(p)           There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and that are not so described.

(q)           There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement or filed with the Canadian Securities Commissions in connection with the filing of the Canadian Preliminary Prospectuses, the Time of Sale Prospectus or the Prospectus that are not described or filed as required.

(r)            Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(s)            The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(t)            Computershare Investor Services Inc. at its principal office in Calgary, Alberta has been duly appointed as transfer agent for the Subordinate Voting Shares and Computershare Trust Company, N.A.  at

its principal office in Canton, Ohio has been duly appointed as U.S. co-transfer agent and co-registrar for the Subordinate Voting Shares.

(u)           The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Time of Sale Prospectus and the Prospectus and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v)           There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w)          Other than the Second Amended and Restated Shareholders Agreement effective April 1, 2020, as amended, in effect as of the date hereof and which will be terminated as of the Closing Date, the Shareholders Agreement among TELUS Communications Inc. and Riel B.V. and the Company which will be effective as of the Closing Date and the Registration Rights Agreement among TELUS Communications Inc. and certain of its subsidiaries, Riel B.V. and the Company which will be effective as of the Closing Date, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or a prospectus under Canadian Securities Laws with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or the Shares qualified by the Canadian Final Prospectus and Canadian Supplemented Prospectus.

(x)           (i) None of the Company or any of its subsidiaries or controlled affiliates, or any director or officer thereof, or, to the Company’s knowledge, any owner, employee, agent, affiliate or representative of the Company or of any of its subsidiaries or controlled affiliates when acting on behalf of the Company or any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(y)           The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(z)           (i) None of the Company, any of its subsidiaries, or any director or officer thereof, or , to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)          the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State, Canada, the United Nations Security Council, the European

Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B)          located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)           The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)          to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)          in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)          Within the past five years, neither the Company nor any subsidiary of the Company has conducted any internal investigation, made any voluntary or involuntary disclosure, received any government inquiry, or received any whistleblower or other written complaint involving alleged violations of anti-corruption law, Anti-Money Laundering Law, or Sanctions.

(aa)         Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding shares, nor declared, paid or otherwise made any dividend or distribution of any kind on its shares other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries.

(bb)         The Company and each of its subsidiaries do not own any real property and have good and marketable title to all personal property (other than Intellectual Property Rights (as defined below)) owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(cc)         (i) The Company and its subsidiaries own or possess sufficient rights to use all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in their respective businesses as currently conducted, except where the failure to own or possess such rights would not, individually or in the aggregate, have a material adverse effect; (ii) the Intellectual Property Rights owned by the Company and its subsidiaries are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened in writing, action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its subsidiaries has received any written notice alleging any infringement, misappropriation or other violation of registered Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; (iv) to the Company’s knowledge, no third party is materially infringing, misappropriating or otherwise violating any Intellectual Property Rights owned by the Company; (v) to the Company’s knowledge, neither the business of the Company nor any of its subsidiaries as currently conducted infringes, misappropriates or otherwise violates any Intellectual Property Rights; (vi) all employees or contractors engaged in the development of material Intellectual Property Rights on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (vii) the Company and its subsidiaries use commercially reasonable efforts to appropriately maintain the confidentiality of all information intended to be maintained as a trade secret.

(dd)         Neither the Company nor its subsidiaries use, or have used, any software distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in any manner that requires (i) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (ii) any software code or other technology owned by the Company or any of its subsidiaries to be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works or (C) redistributed at no charge, except where such use would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ee)         (i) Except as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries are in compliance with (A) all privacy policies published by the Company or its subsidiaries, as applicable, and (B) applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other applicable legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of data related to identifiable natural persons (“Data Security Obligations”); (ii) the Company has not received any written notification of or written complaint regarding the Company’s non-compliance with any Data Security Obligation; and (iii) to the Company’s knowledge, there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging the Company’s non-compliance with any Data Security Obligation.

(ff)          The Company and each of its subsidiaries have taken commercially reasonable technical and organizational measures designed to protect the Company’s information technology systems and data maintained by the Company used in connection with the operation of the Company’s and its subsidiaries’ businesses as currently conducted.  Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and comply with, commercially reasonable information technology, information security, cyber security and data protection controls, training, policies and procedures, such as oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against breach, destruction, loss, unauthorized distribution, use, access or disablement of the Company’s information technology system or data maintained by the Company (a “Data Security Breach”), used in connection with the operation of the Company’s and its subsidiaries’ businesses as currently conducted.  To the knowledge of the Company, there has not been a  Data Security Breach, and the Company and its subsidiaries have not been notified in writing of, and have no knowledge of, any event or condition that would reasonably be expected to result in, a Data Security Breach.

(gg)         No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(hh)         The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ii)           The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, provincial, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to possess the same would not, singly or in the aggregate, reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(jj)           Except in respect of the acquisitions that are the subject of the exemptive relief granted to the Issuer and as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, no acquisition has been made by the Company during its three most recently completed fiscal years and up to the date of the Prospectus that would be a “significant acquisition” for the purposes of Canadian Securities Laws or that would require the financial statement disclosure in respect of the acquired business prescribed by item 32 of Form 41-101F1 of NI 41-101, and no proposed acquisition by the Company has progressed to a state where a reasonable person would believe that the likelihood of the Company completing the acquisition is high and that:  (i) if completed by the Company at the date of the Prospectus, would be a “significant acquisition” for the purposes of Canadian Securities Laws, or (ii) would require the financial statement disclosure in respect of the acquired business prescribed by item 32 of Form 41-101F1.

(kk)         The Company has a reasonable basis for disclosing all forward-looking information (as defined in National Instrument 51-102 Continuous Disclosure Obligations (“NI 51-102”)) contained in the Time of Sale Prospectus and the Prospectus.

(ll)           The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(mm)      No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries under Canadian or U.S. federal law, or the laws of any state, province or any political subdivision thereof or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Shares to be sold by the Company, (iii) the sale and delivery of the Shares to be sold by the Company to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Shares to be sold by the Company by the Underwriters in the manner contemplated herein.

(nn)         The financial statements of the Company and CCC (as defined below) and Lionbridge (as defined below) included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements.  The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.  The pro forma financial statements and the related notes thereto included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(oo)         Deloitte LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered their report with respect to the audited consolidated financial statements filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent public accountants as required by Canadian Securities Laws, are independent in accordance with the requirements of the institute of chartered accountants in each of the Canadian Qualifying Jurisdictions in respect of a listed entity (as defined in such requirements) and are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder issued by the Commission and the Public Company Accounting Oversight Board (United States).  There has not been any reportable event (within the meaning of National Instrument 51-102) with Deloitte LLP with respect to the audit of the Company or any of its subsidiaries.

(pp)         KPMG AG Wirtschaftsprüfungsgesellschaft, who have certified certain financial statements of Triple C Holding GmbH (“CCC”) and its subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent public accountants as required by Canadian Securities Laws, are independent in accordance with the requirements of the institute of chartered accountants in each of the Canadian Qualifying Jurisdictions in respect of a listed entity (as defined in such requirements) and are an independent registered public accounting firm with respect to CCC within the meaning of the Securities Act and the applicable rules and regulations thereunder issued by the Commission and the Public Company Accounting Oversight Board (United States) and (ii) there has not been any reportable event (within the meaning of National Instrument 51-102) with KPMG AG Wirtschaftsprüfungsgesellschaft, with respect to the audit of CCC.

(qq)         BDO USA LLP, who have certified certain financial statements of the Artificial Intelligence Business of LBT Acquisition, Inc. (“Lionbridge”) and delivered their report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent public accountants as required by Canadian Securities Laws, are independent in accordance with the requirements of the institute of chartered accountants in each of the Canadian Qualifying Jurisdictions in respect of a listed entity (as defined in such requirements) and are an independent registered public accounting firm with respect to Lionbridge within the meaning of the applicable rules and regulations thereunder issued by the Commission and the American Institute of Certified Public Accountants and (ii) there has not been any reportable event (within the meaning of National Instrument 51-102) with BDO USA LLP, with respect to the audit of Lionbridge.

(rr)           The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established and maintains, or will establish and maintain by such time as is permitted by National Instrument 52-109 — Certification of Disclosure in Issuers’ Annual and Interim Filings (“NI 52 -109”), “disclosure controls and procedures” and “internal control over financial reporting” (each as defined in NI 52-109) as required by NI 52-109 and Canadian Securities Laws. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ss)          The Company has not sold, issued or distributed any Subject Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants and other than as described in each of the Time of Sale Prospectus and the Prospectus.

(tt)           The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(uu)         No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(vv)         The Company has not offered, or caused Morgan Stanley, CIBC or any DSP Entity as defined in Section 12(a) to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its services.

(ww)       The Company and each of its subsidiaries have duly and timely filed all federal, state, provincial, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole).  The Company and each of its subsidiaries have duly and timely paid, collected or withheld and remitted all taxes required to be paid, collected or withheld and remitted (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company).  The Company and each of its subsidiaries have established on their books and records reserves that are adequate for the payment of all taxes not yet due and payable.

(xx)         From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(yy)         The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(zz)         As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no representation or warranty with respect to any statements or omissions made in any written Time of Sale Prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use therein, it being understood and agreed that the only such information is the Underwriter Furnished Information.

(aaa)      The Company has filed the “Template Version” (as defined in NI 41-101) of any “Marketing Materials”, if any, approved by the Company and the Representatives in the manner contemplated by Canadian Securities Laws, with the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions not later than the day on which such Marketing Materials were first provided to a potential investor in the offering of Shares pursuant to this Agreement.  If any “Comparables” (as defined in NI 41-101) and disclosure relating to such Comparables has been redacted from the Template Version of any Marketing Materials filed with the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions, a complete Template Version of such Marketing Materials (containing the Comparables and related disclosure) has been delivered to the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions by the Company in compliance with Canadian Securities Laws.

2.             Representations and Warranties of the Selling Shareholders.  Each Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a)           Such Selling Shareholder is validly existing and in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of its jurisdiction of incorporation or formation, has the corporate power and capacity to own or lease its property and to conduct its business as it is currently conducted.

(b)           This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(c)           [The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and [•], as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or (iii) any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the case of (i) or (iii) for such conflicts that would not, singly or in the aggregate, affect the validity of the Shares to be sold by such Selling Shareholder or impair the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.]

(d)           Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement[, the Custody Agreement and the Power of Attorney] and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(e)           [The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.]

(f)            [Delivery of the Shares to be sold by such Selling Shareholder and payment therefor pursuant to this Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Shares without notice of an adverse claim.]/[Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Representatives, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares, and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.]

(g)           Such Selling Shareholder has delivered to the Representatives an executed lock-up agreement in substantially the form attached hereto as Exhibit A (the “Lock-up Agreement”).

(h)           (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Canadian Preliminary Prospectuses when filed did not contain any misrepresentation and when filed contained full, true and plain disclosure of all material facts relating to the Company and the Shares as required by Canadian Securities Laws, (iii) the Canadian Final Prospectus when it was filed did not contain and, as amended, if applicable, will when filed not contain any misrepresentation and when filed contained, and, as amended, if applicable, will when filed contain full, true and plain disclosure of all material facts relating to the Company and the Shares as required by Canadian Securities Laws (as defined below), (iv) the Time of Sale U.S. Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the U.S. Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale U.S. Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the U.S. Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Canadian Supplemented Prospectus will not contain any misrepresentation and will contain full, true and plain disclosure of all material facts relating to the Company and the Shares as required by Canadian Securities Laws, provided that the representations and warranties set forth in this paragraph 2(h) shall only apply to statements or omissions in the Registration Statement, Canadian Preliminary Prospectuses, Canadian Final Prospectus, U.S. Prospectus, Time of Sale U.S. Prospectus, U.S. Prospectus or the Canadian Supplemented Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by such Selling Shareholder expressly for use therein, it being understood and agreed that the only information furnished by such Selling Shareholder consists of the Selling Shareholder Furnished Information.

(i)            None of such Selling Shareholder or any of its subsidiaries, or, to the knowledge of such Selling Shareholder, any director, officer, employee, agent, representative, or affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:

(i)            the subject of any Sanctions, or

(ii)           located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(j)            Such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i)            to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(ii)           in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(k)           (a) None of such Selling Shareholder or any of its subsidiaries, or, to the knowledge of such Selling Shareholder, any director, officer, employee, representative, or affiliate thereof  has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (b) such Selling Shareholder and each of its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (c) neither the Selling Shareholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(l)            Such Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

3.             Agreements to Sell and Purchase.  Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at a price of $[•] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares. The Public Offering Price of the Shares is not in excess of the price recommended by J.P. Morgan Securities LLC, acting as a “qualified independent underwriter” within the meaning of Rule 5121 of the FINRA.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Baring Selling Shareholder agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional Shares at the Purchase Price.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the aggregate number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4.             Terms of Public Offering.  The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Sellers are further advised by you that the Shares are to be offered to the public initially at $[•] a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[•] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] a share, to any Underwriter or to certain other dealers.

5.             Payment and Delivery.  Payment for the Firm Shares to be sold by each Seller shall be made by wire transfer to the account specified by such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at [9:00 a.m.], New York City time, on [•], 2021, or at such other time on the same or such other date, not later than [•], 2021, as the Representatives and the Sellers may agree upon.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Baring Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at [9:00 a.m.], New York City time, on the date specified in the corresponding notice described in Section 3 hereof or at such other time on the same or on such other date, in any event not later than [•], 2021, as shall be agreed upon by the Sellers and you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters.  The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

All payments to be made by the Company or a Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Company or Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made (excluding additional amounts in respect of any deduction or withholding imposed (i) due to the existence of any present or former connection between the payee and the taxing jurisdiction other than the mere entering into of this Agreement or receipt of payments hereunder, (ii) in respect of any payment for services rendered in Canada by the payee or its affiliates, or (iii) as a result of a failure by the payee to provide any form or certificate that, in each case, was timely and reasonably requested by the payor and would have reduced or eliminated such deductions or withholding). All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes.  Where the Company or, as the case may be, a Selling Shareholder, is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company or the Selling Shareholder, as the case may be, shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

6.             Conditions to the Underwriters’ Obligations.  The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the

Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:30 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission and no order having the effect of ceasing or suspending the distribution of the Shares shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any Canadian Securities Commission or the TSX;

(ii)           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company, any of its subsidiaries, its parent or any affiliate, by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any “designated rating organization,” as such term is defined in NI 41-101; and

(iii)          there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in each of the Time of Sale Prospectus and the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 6(a)(i) and 6(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (except to the extent already qualified by materiality or material adverse effect, in which case, such representations and warranties shall be true and correct in all respects) as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The Underwriters shall have received on the Closing Date an opinion of Osler, Hoskin & Harcourt LLP, outside Canadian counsel for the Company (and such counsel may arrange for separate deliveries of opinions of local counsel, where such counsel deems such delivery proper, as to the laws of any Canadian Qualifying Jurisdiction other than the provinces of Ontario, British Columbia, Alberta and Québec and may rely upon, as to matters of fact, certificates of public officials and officers of the Company, as applicable, and letters from stock exchange representatives and transfer agents) dated the Closing Date, to the effect set forth in Schedule IV hereto.

(d)           The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Shearman & Sterling LLP, outside U.S. counsel for the Company, dated the Closing Date in form and substance reasonably satisfactory to you.

(e)           The Underwriters shall have received on the Closing Date an opinion of Stikeman Elliott LLP, Canadian counsel for the Underwriters, and an opinion and negative assurance letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to you.

(f)            The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling LLP, outside counsel for the TELUS Selling Shareholders, Ropes & Gray LLP, outside U.S. counsel for the Baring Selling Shareholder, and Loyens & Loeff N.V., outside Dutch counsel for the Baring Selling Shareholder, each dated the Closing Date, in form and substance reasonably satisfactory to you.

(g)           The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Deloitte LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than two business days prior to the date hereof.

(h)           The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from KPMG AG Wirtschaftsprüfungsgesellschaft, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of CCC contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than two business days prior to the date hereof.

(i)            The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from BDO USA, LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Lionbridge AI contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than two business days prior to the date hereof.

(j)            The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate signed by the Chief Financial Officer of the Company in form and substance reasonably satisfactory to the Underwriters concerning certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k)           The Shares to be sold at Closing shall have been approved for listing on the New York Stock Exchange (the “NYSE”), subject only to official notice of issuance, and conditionally approved for listing and posting for trading on the TSX, subject only to the satisfaction by the Company of customary conditions imposed by the TSX in similar circumstances.

(l)            The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and each of the shareholders and optionholders, officers and directors of the Company set forth in Exhibit A-1 relating to sales and certain other dispositions of Subject Shares and or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(m)          The notice of articles described in the Time of Sale Prospectus and the Prospectus under the caption “Description of Share Capital” shall be effective.

(n)           The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)            a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii)           an opinion of Osler, Hoskin & Harcourt LLP, outside Canadian outside counsel for the Company and an opinion and negative assurance letter of Shearman & Sterling LLP, outside U.S. counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the applicable opinion and negative assurance letter required by Sections 6(c) and 6(d) hereof;

(iii)          an opinion of Stikeman Elliott LLP, Canadian counsel for the Underwriters, and an opinion and negative assurance letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the applicable opinion and negative assurance letter required by Section 6(e) hereof;

(iv)          an opinion of Shearman & Sterling LLP, outside counsel for the TELUS Selling Shareholders, Ropes & Gray LLP, outside U.S. counsel for the Baring Selling Shareholder, and Loyens & Loeff N.V., outside Dutch counsel for the Baring Selling Shareholder, each dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

(v)           a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Deloitte LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(vi)          a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from KPMG AG  Wirtschaftsprüfungsgesellschaft, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(h) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(vii)         a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from BDO USA, LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(i) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(viii)        a certificate signed by the Chief Financial Officer of the Company, dated the Option Closing Date, in form and substance reasonably satisfactory to the Underwriters concerning certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and

(ix)          such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7.             Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)           To furnish to you (i) upon request, without charge, copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you during the period mentioned in Section 7(g) or 7(i) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto (including, in the case of any supplement or amendment to any Canadian prospectus, in the English and French languages) or to the Registration Statement as you may reasonably request, and (ii) as soon as practicable following the execution and delivery of this Agreement (a) a copy of the Canadian Preliminary Prospectuses and the Canadian Final Prospectus in each of the French and English language signed and certified as required by Canadian Securities Laws in each of the Canadian Qualifying Jurisdictions, and (b) a copy of all such documents and certificates that were filed with the Canadian Preliminary Prospectuses and the Canadian Final Prospectus under Canadian Securities Laws.

(b)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in a timely manner, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule and file with the Canadian Securities Commissions any amendment or supplement thereto in accordance with the requirements of Canadian Securities Laws, including NI 44-103.

(c)           To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)           To furnish to you (i) opinions of Osler, Hoskin & Harcourt LLP, dated the date of each of the Canadian Preliminary Prospectuses, the date of the Canadian Final Prospectus and the date of the Canadian Supplemented Prospectus, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and their respective counsel and the Company and their respective counsel, to the effect that the French language version of each of the applicable Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, except for the information contained therein under the headings “Presentation of Financial Information”, “Preliminary Estimated Results for the Three Months and Year Ended December 31, 2020 (unaudited)”, “Summary Historical Consolidated Financial and Other Data”, “Capitalization”, “CCC”, “Lionbridge AI”, “Unaudited Pro Forma Condensed Combined Consolidated Financial Information”, “Selected Historical Consolidated Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” and the consolidated financial statements and notes to such statements and the related auditors’ report on such statements (collectively, the “Financial Information”), as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and proper translation of the English language version thereof, and (ii) opinions of Deloitte LLP, KPMG LLP and BDO Canada LLP, in each case, dated the date of each of the Canadian Preliminary Prospectuses, the date of the Canadian Final Prospectus and the date of the Canadian Supplemented Prospectus, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and their respective counsel and the Company, to the effect that the French language version of the Financial Information contained in the applicable Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus is, in all material respects, a complete and proper translation of the English language version thereof.

(e)           Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)            To prepare, in consultation with the Representatives, and approve in writing, prior to such time any Marketing Materials are provided to potential investors in Shares, a Template Version of any Marketing Materials reasonably requested to be provided by the Underwriters to any such potential investor, such Marketing Materials to comply with Canadian Securities Laws and the Securities Act and the applicable rules and regulations of the Commission thereunder and to be acceptable in form and substance to the Company and the Underwriters, acting reasonably, and to file or deliver any such Marketing Materials to the Canadian Securities Commissions in compliance with Canadian Securities Laws.

(g)           If the Time of Sale U.S. Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale U.S. Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale U.S. Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale U.S. Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and the Canadian Securities Commissions and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale U.S. Prospectus so that the statements in the Time of Sale U.S. Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale U.S. Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale U.S. Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale U.S. Prospectus, as amended or supplemented, will comply with applicable law.

(h)           If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Canadian Final Prospectus to make the statements therein, in the light of the circumstances under which they were made, not misleading or to correct any misrepresentation contained therein, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Canadian Final Prospectus to comply with Canadian Securities Laws, forthwith to prepare, file or deliver, as applicable, with the Canadian Securities Commissions and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Canadian Final Prospectus so that the statements in the Canadian Final Prospectus as so amended or supplemented will not, in the light of the circumstances when the Canadian Final Prospectus is delivered to a prospective purchaser, be misleading or contain a misrepresentation, or so that the Canadian Final Prospectus, as amended or supplemented, will comply with Canadian Securities Laws.

(i)            If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading or to correct any misrepresentation contained therein, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and the Canadian Securities Commissions and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or contain any misrepresentation or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(j)            To use its reasonable best efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you reasonably request, provided, however, that the Company shall not be obligated (i) to file any general consent to service of process or (ii) to qualify as a foreign corporation or as a dealer in securities or any other entity in any such jurisdiction in which it is not so qualified, (iii) file any general consent to service of process in any such jurisdiction or (iv) to subject itself to taxation in any jurisdiction in which it is not otherwise so subject.

(k)           To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder, it being understood and agreed that such earnings statement shall be deemed to have been made available by the Company if the Company is in compliance with its reporting obligations pursuant to the Exchange Act, if such compliance satisfies the conditions of Rule 158, and if such earnings statement is made available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or any successor system.

(l)            To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(m)          To prepare and file with the BCSC and the other Canadian Securities Commissions promptly after the execution and delivery of this Agreement, a supplemented PREP prospectus in the English and French languages setting forth the PREP Information in compliance in all respects with NI 41-101 and NI 44-103 (the “Canadian Supplemented Prospectus”), in a form reasonably satisfactory to the Underwriters, such filing to occur not later than 11:00 p.m. (Toronto time) on [•], 2021, and to take all other steps and proceedings that may be necessary to qualify the Securities for distribution and sale to the public in each of the Canadian Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws of such jurisdictions who have complied with the relevant provisions of such applicable laws.

(n)           To use its reasonable best efforts to have the Shares accepted for listing on the NYSE and the TSX and to file with such exchanges all documents and notices required by such exchanges of issuers that have securities that are listed on such exchanges.

(o)           The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of completion of the distribution of the Shares within the meaning of the Securities Act.

(p)           If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(q)           The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Subject Shares or any securities convertible into or exercisable or exchangeable for Subject Shares or (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Subject Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Subject Shares or such other securities, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing without the prior written consent of the Representatives, other than the Subject Shares.

The restrictions contained in the preceding paragraph shall not apply to:

(i)            the Shares to be issued hereunder;

(ii)           the Subject Shares to be issued to existing shareholders in connection with the reorganization of the share capital of the Company;

(iii)          the issuance of Subject Shares or securities convertible into or exercisable for Subject Shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants, options or the settlement of and equity-based awards (in each case, including net exercise, conversion or settlement and in respect of tax withholding payments due upon the exercise of options or the vesting of equity-based awards), in each case outstanding on the Closing Date and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus;

(iv)          grants of stock options, stock awards or any other equity awards and the issuance of Subject Shares or securities convertible into or exercisable or exchangeable for Subject Shares (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Registration Statement, the Time of Sale Prospectus and Prospectus, provided that such recipients enter into a lock-up agreement with the Representatives in the form of Exhibit A to this Agreement;

(v)           the issuance of up to 10% of the outstanding Subject Shares, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Subject Shares, immediately following the Closing Date, (x) in connection with acquisitions by the Company or any of it subsidiaries of the securities, business, property or other assets of another person or business entity (whether by means of merger, stock purchase, asset purchase or otherwise) or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisitions or (y) in connection with joint ventures, commercial relationships, marketing or distribution arrangements, collaboration agreements, intellectual property license agreements or other or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the Representatives in the form of Exhibit A to this Agreement;

(vi)          the filing of any registration statement on Form S-8 or any successor form thereto relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; or

(vii)         the facilitation of the establishment or amendment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act or similar plan under Canadian Securities Laws for the transfer of the Subject Shares.

(r)            If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in the “lock-up” agreements for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by (x) a press release substantially in the form of Exhibit C hereto through a major news service or (y) any other method that satisfies the obligations described in FINRA Rule 5131(d)(2) at least two business days before the effective date of the release or waiver.

(s)            The Company shall pay, and shall indemnify and hold the Underwriters harmless (without duplication) against, any stamp duty, registration or documentary taxes, duties or similar charges under the federal laws of Canada or the laws of any province in connection with the issuance, sale and delivery to the Underwriters of the Shares or the authorization, execution, delivery and performance of this Agreement or the resale of Shares by an Underwriter to U.S. residents.

8.             Covenants of the Selling Shareholders.  Each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows:

(a)           Each Seller will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b)           Each Seller will deliver to each Underwriter (or its agent), prior to or on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners or Legal Entity Customers, in the form furnished or to be furnished by the Representatives, together with copies of identifying documentation, and each Seller undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(c)           All sums payable by the Company or any of the Selling Shareholders under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company or the applicable Selling Shareholders, as the case may be, shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made (excluding additional amounts in respect of any deduction or withholding imposed (i) due to the existence of any present or former connection between the payee and the taxing jurisdiction other than the mere entering into of this Agreement or receipt of payments hereunder, (ii) in respect of any payment for services rendered in Canada by the payee or its affiliates, or (iii) as a result of a failure by the payee to provide any form or certificate that, in each case, was timely and reasonably requested by the payor and would have reduced or eliminated such deductions or withholding).

(d)           All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes.  Where the Company or, as the case may be, a Selling Shareholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company or the Selling Shareholder, as the case may be, shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

9.             Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement (provided that the provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves), including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration, qualification and delivery of the Shares under the Securities Act and Canadian Securities Laws and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus (including the Canadian Preliminary Prospectuses), the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, any Marketing Materials and amendments and supplements to any of the foregoing, including all printing costs associated therewith and the filing fees payable to the Canadian Securities Commissions relating to the Shares, all translation costs associated therewith, and all printing and typesetting costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(j) hereof, including filing fees and the reasonably incurred and documented fees and disbursements of counsel for the Underwriters in connection with such qualification, (iv) all filing fees and the reasonably incurred and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to clause (iv) shall not exceed $30,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Subordinate Voting Shares and all costs and expenses incident to listing the Shares on the NYSE and the TSX, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company, provided however that the Underwriters shall pay in full the travel, lodging and other costs and expenses incurred by them or any of their employees in connection with the “road show”, and provided further that the Company and the Underwriters will each pay 50% of the cost of any aircraft chartered in connection with such road show with the prior approval of the Company, (viii) the document production charges and expenses associated with printing this Agreement, (ix) all fees, disbursements and expenses associated with the Directed Share Program, including the reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program (provided that the amount payable by the Company in respect of fees and disbursements of counsel pursuant to this clause (ix) shall not exceed $30,000), and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution”, Section 12 entitled “Directed Share Program Indemnification” and Section 14(c) below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

10.          Covenants of the Underwriters.  Each Underwriter, severally and not jointly, covenants with the Company that it will not take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11.          Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred and documented in connection with defending or investigating any such action or claim) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the U.S. Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) any misrepresentation or alleged misrepresentation contained in the Canadian Preliminary Prospectuses, the Canadian Final Prospectus or any amendment or supplement thereto, except in each case insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any misrepresentation or alleged misrepresentation made in reliance upon and in conformity with Underwriter Furnished Information and the Selling Shareholder Furnished Information. The Company also agrees, to indemnify and hold harmless J.P. Morgan Securities LLC, its affiliates, directors and officers and each person, if any, who controls J.P. Morgan Securities LLC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred and documented in connection with defending or investigating any such action or claim) that arise out of, or are based upon, J.P. Morgan Securities LLC’s participation as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with the offering of the Shares.

(b)           Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred and documented in connection with defending or investigating any such action or claim) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the U.S. Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) any misrepresentation or alleged misrepresentation contained in the Canadian Preliminary Prospectuses, the Canadian Final Prospectus or any amendment or supplement thereto, but in each case only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement or any amendment thereof, any preliminary prospectus (including the Canadian Preliminary Prospectuses), the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, it being understood and agreed that the only such information is the Selling Shareholder Furnished Information.  The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price (less underwriting discounts and commissions but before deducting expenses) of the Shares sold by such Selling Shareholder under this Agreement (with respect to each Selling Shareholder, the “Selling Shareholder Proceeds”).  Each Selling Shareholder also agrees, severally and not jointly, to indemnify and hold harmless J.P. Morgan Securities LLC, its affiliates, directors and officers and each person, if any, who controls J.P. Morgan Securities LLC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred and documented in connection with defending or investigating any such action or claim) that arise out of, or are based upon, J.P. Morgan Securities LLC’s participation as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with the offering of the Shares; provided, however, that such Selling Shareholder’s obligation to indemnify J.P. Morgan Securities LLC under this sentence shall apply only insofar as such losses, claims, damages or liabilities (including, without limitation, any legal fees or other expenses reasonably incurred by J.P. Morgan Securities LLC in connection with defending or investigating any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) arise out of, or are based upon, any untrue statement or omission or, alleged untrue statement or omission from, misrepresentation or alleged misrepresentation in any such documents made in reliance upon and in conformity with the Selling Shareholder Furnished Information relating to such Selling Shareholder.

(c)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement or the Canadian Final Prospectus and each person, if any, who controls the Company or each Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnities from the Sellers to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by (or by the Representatives on behalf of) such Underwriter through you expressly for use in the Registration Statement or any amendment thereof, any preliminary prospectus (including the Canadian Preliminary Prospectuses), the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, it being understood and agreed that the only such information is the Underwriter Furnished Information.

(d)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, provided, however, that if indemnity may be sought pursuant to the last sentence of Section 11(a) above in respect of such proceeding, then in addition to such separate firm of the Underwriters, their affiliates and such control persons of the Underwriters, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for J.P. Morgan Securities LLC in its capacity as a “qualified independent underwriter,” its affiliates, directors, officers and all persons, if any, who control J.P. Morgan Securities LLC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are reasonably incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for any of the Selling Shareholders and such control persons of any of the Selling Shareholders, such firm shall be designated in writing by each Selling Shareholder with respect to itself. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e)           To the extent the indemnification provided for in Section 11(a) or 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Sellers on the one hand and the Underwriters or J.P. Morgan Securities LLC in its capacity as a “qualified independent underwriter”, as the case may be, on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Sellers on the one hand and the Underwriters or J.P. Morgan Securities LLC in its capacity as a “qualified independent underwriter”, as the case may be, on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, the misrepresentation or alleged misrepresentation or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters or J.P. Morgan Securities LLC in its capacity as a “qualified independent underwriter”, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, misrepresentation or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f)            The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement, misrepresentation or alleged misrepresentation or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)           Robert W. Baird & Co. Incorporated and William Blair & Company L.L.C. are referred to in this Section 11(g) as the “Non-Canadian Underwriters”.  Provided that it has not terminated and cancelled its obligations to the Company in accordance with this Agreement, each Non-Canadian Underwriter agrees that if any losses, claims, damages or liabilities, joint or several (collectively, the “Claims”) are suffered by an indemnified party as contemplated by this Section 11 (and such Claims did not include such Non-Canadian Underwriter on the basis that it did not sign the underwriters’ certificate to the Canadian Final Prospectus or the Canadian Supplemented Prospectus and such Claims would have included such Non-Canadian Underwriter if it had signed such certificate) under Section 131 of the Securities Act (British Columbia) or the equivalent provisions of the Canadian Securities Laws in the other Canadian Qualifying Jurisdictions based upon a misrepresentation or alleged misrepresentation in the Canadian Final Prospectus or Canadian Supplemented Prospectus, and such indemnified party is determined by a court of competent jurisdiction or other governmental authority in a final judgment or decision from which no appeal can be made to be liable pursuant to such laws in respect of such Claims and such indemnified party does pay such Claims (the “Liability Amount”), then such Non-Canadian Underwriter shall indemnify on a several basis, and not a joint or joint and several basis, such indemnified party from and against the Liability Amount for such Non-Canadian Underwriter’s pro rata share of such Liability Amount, on the basis of and assuming that such Non-Canadian Underwriters had signed the underwriters’ certificate to the Canadian Final Prospectus or the Canadian Supplemented Prospectus, but only to the extent of its underwriting obligation under Schedule II hereto.  Each Non-Canadian Underwriter shall further indemnify such indemnified party, without regard to the final outcome of any such Claims, for such Non-Canadian Underwriter’s pro rata share of any legal and other expenses reasonably incurred and paid by such indemnified party in connection with the investigation or defense of any such Claims (the “Indemnified Expenses”).  For the purposes of determining the aggregate amount that the applicable Non-Canadian Underwriter is obligated to indemnify all other indemnified parties, “pro rata” will be based on the percentage determined by dividing the number of Firm Shares set forth opposite its name in Schedule II hereto by the total number of Firm Shares.  For the avoidance of doubt, the maximum aggregate amount which a Non-Canadian Underwriter is required to indemnify the other indemnified parties under this Section 11(g) shall be the lesser of (i) the percentage of the total of the Liability Amount and Indemnified Expenses equal to the percentage determined by dividing the number of Firm Shares set forth opposite such Non-Canadian Underwriter’s name in Schedule II hereto by the total number of Firm Shares and (ii) the total public offering price of the Firm Shares and Additional Shares such Non-Canadian Underwriter is required to place or purchase under Schedule II hereto.  The amount payable by a Non-Canadian Underwriter to the indemnified parties pursuant to this Section 11(g) shall be reduced to the extent that such Non-Canadian Underwriter is required to pay damages directly to plaintiffs under Canadian Securities Laws in connection with the Claim or Claims that are the subject matter of the indemnification being sought.  Further, a Non-Canadian Underwriter will only be required to make payment to an indemnified party pursuant to this Section 11(g) if (i) such indemnified party has used reasonable commercial efforts to be reimbursed for the Liability Amount and Indemnified Expenses pursuant to this Section 11(g) but has not been fully reimbursed and (ii) it has not been determined (either by a court of competent jurisdiction in a final judgment from which no appeal can be made or by acknowledgement of the Indemnified Party) that the Claim resulting in the Liability Amount and Indemnified Expenses was caused by or resulted from the fraud, fraudulent misrepresentation, gross negligence or willful misconduct of such indemnified party and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made determines, or the indemnified party acknowledges, that such Claim to which such indemnified party is subject was caused by or resulted from the fraud, fraudulent misrepresentation, gross negligence or willful misconduct of such indemnified party then such indemnified party shall promptly reimburse to such Non-Canadian Underwriter any Indemnified Expenses.  If any Claim is asserted against any indemnified party that is or may be subject to indemnification under this Section 11(g), the indemnified party will notify the Non-Canadian Underwriters in writing as soon as possible of the particulars of such Claim (but the omission so to notify the applicable Non-Canadian Underwriters of any potential Claim shall not relieve it from any liability which it may have to any indemnified party and any omission so to notify a Non-Canadian Underwriter of any actual Claim shall affect its liability only to the extent that such Non-Canadian Underwriter is actually and materially prejudiced by that failure).  Each Non-Canadian Underwriter agrees that, to the extent it is not a party to such Claim, the other Underwriters will be entitled to conduct the defense of any such action or proceeding brought to enforce such Claim, and such Non-Canadian Underwriter’s liability hereunder shall not be reduced in any way based upon the conduct of such defense unless the indemnified parties are determined to be grossly negligent (by a court of competent jurisdiction in a final judgment from which no appeal can be made) in conducting such defense.  The Underwriters shall provide the Non-Canadian Underwriters with notice of any material developments in the action or proceeding.  With respect to any indemnified party who is not a party to this Agreement, the Underwriters other than the Non-Canadian Underwriters shall obtain and hold the rights and benefits of this Section 11(g) in trust for and on behalf of such indemnified party.

(h)           The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or J.P. Morgan Securities LLC as a “qualified independent underwriter”, any person controlling any Underwriter or J.P. Morgan Securities LLC as a “qualified independent underwriter” or any affiliate of any Underwriter or J.P. Morgan Securities LLC as a “qualified independent underwriter”, by or on behalf of any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

(i)            Notwithstanding anything to the contrary in this Agreement, the aggregate liability of each Selling Shareholder under the indemnity and contribution agreements contained in this Section 11 shall not exceed the Selling Shareholder Proceeds.

12.          Directed Share Program Indemnification.  (a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) and CIBC, each person, if any, who controls CIBC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of CIBC within the meaning of Rule 405 of the Securities Act (“CIBC Entities” and together with the Morgan Stanley Entities, collectively, the “DSP Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that arise out of, or are based upon, the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of DSP  Entities.

(b)           In case any proceeding (including any governmental investigation) shall be instituted involving any DSP Entity in respect of which indemnity may be sought pursuant to Section 12(a), the DSP Entity seeking indemnity, shall promptly notify the Company in writing and the

Company, upon request of the DSP Entity, shall retain counsel reasonably satisfactory to the DSP Entity to represent the DSP Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any DSP Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such DSP Entity unless (i) the Company shall have agreed to the retention of such counsel; (ii) the Company shall have failed within a reasonable time to retain counsel reasonably satisfactory to such DSP Entity; or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Company and such DSP Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not, in respect of the legal expenses of the DSP Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all DSP Entities.  Any such separate firm for the DSP Entities shall be designated in writing by the applicable DSP Entity.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the DSP Entities from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time a DSP Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the DSP Entity in accordance with such request prior to the date of such settlement.  The Company shall not, without the prior written consent of the applicable DSP Entity, effect any settlement of any pending or threatened proceeding in respect of which any DSP Entity is or could have been a party and indemnity could have been sought hereunder by such DSP Entity, unless such settlement includes an unconditional release of the DSP Entities from all liability on claims that are the subject matter of such proceeding.

(c)           To the extent the indemnification provided for in Section 12(a) is unavailable to a DSP Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the DSP Entity thereunder, shall contribute to the amount paid or payable by the DSP Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the DSP Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 12(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 12(c)(i) above but also the relative fault of the Company on the one hand and of the DSP Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the DSP Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the DSP Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the DSP Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the DSP Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)           The Company and the DSP Entities agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the DSP Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(c).  The amount paid or payable by the DSP Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the DSP Entities in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 12, no DSP Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such DSP Entity has otherwise been required to pay.  The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity or under this agreement (including, without limitation, in connection with any misrepresentation or alleged misrepresentation as provided for herein).

(e)           The indemnity and contribution provisions contained in this Section 12 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any DSP Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

13.          Termination.  The Underwriters may terminate this Agreement by written notice given by you to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market, or the TSX, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Canada shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal, New York State or Canadian authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

14.          Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(a)           If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders.  In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares, and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

(b)           If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement required to be complied with or fulfilled by such Seller, or if for any reason any Seller shall be unable to perform its obligations under this Agreement (other than, with respect to a defaulting Underwriter, by reason of default by such Underwriter or the occurrence of any of the events described in clauses (i), (iii), (iv) or (v) of Section 13, the terminating Seller will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred and documented by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

(c)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

15.          Submission to Jurisdiction; Appointment of Agents for Service.  (a) The Company and each of the Selling Shareholders irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Time of Sale Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”).  The Company and each of the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  To the extent that the Company and each of the Selling Shareholders has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company and each of the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)           The Company hereby irrevocably appoints Corporation Service Company, with offices at 251 Little Falls Drive, Wilmington, Delaware 19808 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent.  The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  The Company represents and warrants that such agent has agreed to act as the agent for service of process for the Company, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect; provided, however, that the Company may (and shall, to the extent the Corporation Service Company ceases to be able to be served on the basis contemplated herein), by written notice to the Representatives, designate such additional or alternative agent for service of process under this Section 15(b).

(c)           Each of the Selling Shareholders hereby irrevocably appoints [•], with offices at [•] as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent.  Each of the Selling Shareholders waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  Each of the Selling Shareholders represents and warrants that such agent has agreed to act as the Selling Shareholders’ agent for service of process, and Each of the Selling Shareholders agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect; provided, however, that the Selling Shareholders may (and shall, to the extent the [•] ceases to be able to be served on the basis contemplated herein), by written notice to the Representatives, designate such additional or alternative agent for service of process under this Section 15(c).

16.          Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus (including the Canadian Preliminary Prospectuses), the Time of Sale Prospectus, the Prospectus, any free writing prospectus, any Written Testing-the-Waters Communications, the conduct of the offering, and the purchase and sale of the Shares.

(b)           The Company and each Selling Shareholder acknowledge that in connection with the offering of the Shares:  (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, any of the Selling Shareholders or any other person, (ii)

the Underwriters owe the Company and each Selling Shareholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and each Selling Shareholder, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.  The Company and each Selling Shareholder waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c)           Each Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

(d)           Each of CIBC World Markets Inc., Scotia Capital Inc., TD Securities Inc. and National Bank Financial Inc., or an affiliate thereof, may own or control an equity interest in the TMX Group Limited (the “TMX Group”) and may have a nominee director or has a nominee director serving on the TMX Group’s board of directors.  As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX.  No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

17.          Recognition of the U.S. Special Resolution Regimes.  (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.  “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18.          Counterparts.  This Agreement may be signed (manually or by electronic means) in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19.          Applicable Law.  This Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York.

20.          Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21.          Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligation of the Company or any Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency.  If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and each of the Selling Shareholders agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or the relevant Selling Shareholder(s), as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

22.          Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, fax (212) 622-8358; and to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention:  Equity Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered, mailed or sent to Floor 7, 510 West Georgia Street, Vancouver, BC V6B 0M3, Attention:  Michel E. Belec; and if to the Selling Shareholders shall be delivered, mailed or sent, if to the TELUS Selling Shareholders, to TELUS Communications Inc., 7th Floor, 510 West Georgia Street, Vancouver, BC V6B 0M3, Attention:  Andrea Wood and, if to the Baring Selling Shareholder, to Baring Private Equity Asia Pte Limited, 50 Collyer Quay #11-03/04 OUE Bayfront Singapore 049321, Attention:  Patrick Cordes.

Very truly yours,

TELUS INTERNATIONAL (CDA) INC.

By: [•]
Name: [•]
Title: [•]

[Signature Page to Underwriting Agreement]

TELUS INTERNATIONAL HOLDING INC.

By:	[•]
Name: [•]
Title: [•]

[Signature Page to Underwriting Agreement]

[1276436 B.C. LTD.]

By:	[•]
Name: [•]
Title: [•]

[Signature Page to Underwriting Agreement]

[1276433 B.C. LTD.]

By:	[•]
Name: [•]
Title: [•]

[Signature Page to Underwriting Agreement]

Riel B.V.

By:	[•]
Name: [•]
Title: [•]

Accepted as of the date hereof

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

[•]

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	J.P. Morgan Securities LLC

By:	[•]
Name: [•]
Title: [•]

By:	Morgan Stanley & Co. LLC

By:	[•]
Name: [•]
Title: [•]

[Signature Page to Underwriting Agreement]

SCHEDULE I

I-1

SCHEDULE II

II-1

SCHEDULE III

Time of Sale U.S. Prospectus

III-1

SCHEDULE IV

FORM OF OPINION OF OSLER, HOSKIN & HARCOURT LLP

IV-1

EXHIBIT A

FORM OF LOCK-UP LETTER

FORM OF [AMENDED AND RESTATED] LOCK-UP AGREEMENT

January [•], 2021

J.P. MORGAN SECURITIES LLC
MORGAN STANLEY & CO. LLC

As Representatives of
the several Underwriters listed in
Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Re:                             TELUS International (Cda) Inc. -— Public Offering

Ladies and Gentlemen:

Reference is made to that certain lock-up agreement entered into by and between the undersigned and the Representatives (as defined below) on October 2, 2020 (the “Initial Letter Agreement”), the terms of which are superseded in their entirety by this letter agreement (this “Letter Agreement”).

The undersigned understands that J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC , as representatives of the several Underwriters (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with TELUS International (Cda) Inc., a British Columbia corporation (the “Company”) and the Selling Shareholders listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of subordinate voting shares of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not and will not cause any direct or indirect affiliate to, during the period beginning on the date of the Initial Letter Agreement and ending at the close of business 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period as modified by paragraphs (a) and (b) below, as may be applicable to the undersigned, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any subordinate voting shares, of the Company (the “Subordinate Voting Shares”) or any securities convertible into or exercisable or exchangeable for Subordinate Voting Shares (including without limitation, multiple voting shares, or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Subordinate Voting Shares, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities, or (4) publicly disclose the intention of doing any of the foregoing.  The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.

Notwithstanding the foregoing,

(a)           if the undersigned is an employee (including an executive officer) of the Company or its subsidiaries (including (i) a current contractor or consultant of the Company or its subsidiaries, and (ii) a former employee of the Company or its subsidiaries including, for greater certainty, a former employee of TELUS International Germany GmbH f/k/a Triple C Holding GmbH) (each such person, an “Employee Stockholder”), subject to compliance with applicable securities laws including without limitation Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned may sell in the public market beginning at the commencement of trading on the first Trading Day on which the Securities are traded on the New York Stock Exchange (the “First Early Lock-Up Expiration Date”) a number of Securities not in excess of 15% of the Lock-Up Securities owned by the undersigned on [January 22], 2021 (including any exercisable stock options as of [January 22], 2021 (the “Included Securities”) (excluding (y) any Lock-Up Securities subject to escrow, holdback or similar provisions under agreements entered into by the Company, and (z) any unvested convertible securities, stock options or other equity awards issued by the Company (collectively, “Excluded Securities”) as of [January 22], 2021) before giving effect to any sales of Securities by the undersigned to the Underwriters pursuant to the Underwriting Agreement; and

(b)           if the undersigned is an Employee Stockholder, subject to compliance with applicable securities laws including without limitation Rule 144 promulgated under the Securities Act, the undersigned may sell in the public market beginning at the commencement of the ninetieth (90th) calendar day after the [First Early Lock-Up Expiration Date] (the “Second Early Lock-Up Expiration Date”) a number of Securities not in excess of 30% of the Lock-Up Securities owned by the undersigned on [January 22], 2021 (including the Included Securities plus any stock options that vest between [January 22], 2021 and the Second Early Lock-Up Expiration Date) (excluding (i) any Excluded Securities, and (ii) any Lock-Up Securities sold on or after the First Early Lock-Up Expiration Date and prior to the Second Early Lock-Up Expiration Date pursuant to section (a) above), before giving effect to any sales of Securities by the undersigned to the Underwriters pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may:

(a)  transfer the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, including to a charitable organization or educational institution, or for bona fide estate planning purposes;

(ii) by will, any other testamentary document or intestate succession to the legal representative, heir, beneficiary or member of the immediate family of the undersigned;

(iii) to any immediate family member (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin);

(iv) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(v) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi) if the undersigned is an entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is a subsidiary or an affiliate

(as defined in Rule 405 promulgated under the Securities Act) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) or to direct or indirect shareholders, current or former partners (general or limited), beneficiaries, or other equity holders or to the estates of any such stockholders, partners, beneficiaries or other equityholders of the undersigned and their respective affiliates, or (B) as part of a distribution to members, limited partners or shareholders of the undersigned;

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or pursuant to any court order or the order of any other governmental authority having jurisdiction over the undersigned;

(viii) to the Company from an employee of the Company upon death, disability or termination of employment (with or without cause) or resignation, in each case, of such employee;

(ix) as part of a sale of the undersigned’s Lock-Up Securities acquired in open market transactions after the completion of the Public Offering;

(x) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (ix) above;

(xi) to the Company in connection with the vesting, settlement, or exercise of restricted share units, options, warrants or other rights to purchase Subordinate Voting Shares (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted share units, options, warrants or rights, provided that any such Subordinate Voting Shares received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted share units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a share incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; or

(xii) pursuant to a bona fide third-party tender offer, take-over bid, merger, amalgamation, plan of arrangement, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s shares involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, take-over bid, merger, amalgamation, plan of arrangement, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, take-over bid, merger, amalgamation, plan of arrangement, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

provided that (A) in the case of any transfer or distribution pursuant to (i), (ii), (iv), (v), (vi), (vii) and (x) of this clause (a), each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement, and (B) in the case of any transfer or distribution pursuant to (i), (ii), (iv), (v), (vi), (ix), (x) and (xi) of this clause (a), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any of the securities laws (including rules, regulations, policy statements or other such instruments or rulings) of each of the provinces and territories of Canada (collectively, “Canadian Securities Laws”) or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution;

(b) exercise options, settle restricted share units or other equity awards or exercise warrants outstanding as of the date granted pursuant to plans described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c) convert outstanding multiple voting shares, preferred shares, warrants to acquire preferred shares or convertible securities into Subordinate Voting Shares or warrants to acquire Subordinate Voting Shares; provided that any such Subordinate Voting Shares or warrants received upon such conversion shall be subject to the terms of this Letter Agreement;

(d) transfer, convert, reclassify, redeem or exchange any Lock-Up Securities, or any securities that may be converted, exercised or exchanged into Lock-Up Securities, pursuant to reorganization or recapitalization transactions in connection with or related to the Public Offering (provided that any shares of Subordinate Voting Shares or securities convertible into or exercisable or exchangeable for Subordinate Voting Shares received in the such transactions remain subject to the terms of this Letter Agreement);

(e) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act or similar plan under Canadian Securities Laws for the transfer of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period, other than, in the case of a First Early Lock-Up Expiration Date or Second Early Lock-Up Expiration Date, the transfer of any Securities released from the restrictions set forth in the third paragraph of this Letter Agreement and (2) to the extent a public announcement or filing under the Exchange Act or Canadian Securities Laws, if any, is required of or voluntarily made during the Restricted Period by or on behalf of the undersigned or the Company regarding (x) the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Lock-Up Securities may be made under such plan during the Restricted Period, or (y) the transfer of Securities in the case of a First Early Lock-Up Expiration Date or Second

Early Lock-Up Expiration Date, any such filing under the Exchange Act or Canadian Securities Laws shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (e); or

(f) sell the Securities to be sold by the undersigned pursuant to the terms of the Underwriting Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representatives on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by (i) issuing a press release to a major news service at least two business days before the effective date of the release or waiver or (ii) any other method that satisfies the obligations described in FINRA 5131(d)(2).  Any release or waiver granted by the Representatives on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such announcement.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

Notwithstanding anything to the contrary in this Letter Agreement, the restrictions set forth in this Letter Agreement shall not apply to the exercise of any right with respect to a registration of any Securities provided that no transfer of the undersigned’s Securities proposed to be registered pursuant to the exercise of such rights under this paragraph shall occur, and no registration statement shall be publicly filed or announced, during the Restricted Period, other than the exercise of rights for inclusion of the undersigned’s Securities in the Public Offering.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This Letter Agreement shall automatically terminate, and the undersigned shall be automatically released from all of the undersigned’s obligations hereunder, upon the earliest to occur, if any, of (1) the date that the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (2) if the Underwriting Agreement is executed but terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Securities to be sold thereunder, the date that the Underwriting Agreement is terminated, (3) the date that the Company withdraws the registration statement related to the Public Offering before the execution of the Underwriting Agreement and (4) January 31, 2021, in the event the Underwriting Agreement has not been executed by that date (provided that the Company may by written notice to the undersigned prior to January 31, 2021 extend such date for a period of up to an additional three months).

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement may be executed and delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and such Letter Agreement shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[The rest of this page has been left intentionally blank.]

Very truly yours,

[NAME OF SHAREHOLDER]

By:
Name:
Title:

EXHIBIT A-1

List of Lock-up Parties

A-1-1

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

B-1

EXHIBIT C

FORM OF PRESS RELEASE

C-1